EXHIBIT 16.1


                [LETTERHEAD OF DKM CERTIFIED PUBLIC ACCOUNTANTS]



Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

June 24, 2013


Dear Sir/Madam:

We have read the statements included in the Form 8-K dated June 24, 2013, of AMWEST IMAGING INCORPORATED to be filed with the Securities and Exchange Commission and are in agreement with the statements contained in Item 4.01 insofar as they relate to our firm.

Very truly yours,


/s/ DKM Certified Public Accountants
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DKM Certified Public Accountants
Clearwater, Florida